                                 EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Citadel Holding Corporation on Form S-4 of our report dated April 6, 2001, appearing in the Annual Report on Form 10-K of Citadel Holding Corporation for the year ended December 31, 2000 and to the reference to us under the heading " Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP


Los Angeles, California
August 21, 2001